    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 11, 1994
                                               Registration No. 33-__________

_____________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    ________________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT of 1933
                    ________________________________________

                         CARL KARCHER ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

                CALIFORNIA                                95-2415578
      (State or other jurisdiction of                  (I.R.S. employer
      incorporation or organization)                  identification no.)

                          1200 North Anaheim Boulevard
                           Anaheim, California  92801
              (Address of principal executive offices) (Zip Code)


                     1993 EMPLOYEE STOCK INCENTIVE PLAN and
                     DONALD E. DOYLE RESTRICTED STOCK GRANT
                            (Full title of the plan)


                                DONALD E. DOYLE
                         Carl Karcher Enterprises, Inc.
                          1200 North Anaheim Boulevard
                           Anaheim, California  92801
                    (Name and address of agent for service)

                                 (714) 774-5796
         (Telephone number, including area code, of agent for service)

                                With a copy to:
                            Richard A. Strong, Esq.
                            Gibson, Dunn & Crutcher
                             2029 Century Park East
                         Los Angeles, California 90067
                                 (310) 552-8500

                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                   Proposed                 Proposed
           Title of                                                maximum                   maximum                 Amount of
          securities                      Amount                   offering                 aggregate               registration
            to be                          to be                    price                   offering                    fee
          registered                    registered                per share                   price
- --------------------------------------------------------------------------------------------------------------------------------
         Common Stock                  1,762,121(1)              $11.9375(2)             $21,035,320(2)                $7,254
================================================================================================================================


                      This document consists of ___ pages.
                          Exhibit Index is on page __.
                      (cover page continues on next page.)

(1) Based on the registrant's estimate of the number of shares of Common Stock that will be purchased pursuant to the 1993 Employee Stock Incentive Plan (the "Plan") and issued pursuant to the Restricted Stock Agreement dated as of January 6, 1993 by and between the registrant and Donald E. Doyle (the "Doyle Restricted Stock Grant"). Pursuant to Rule 416(c), there is also being registered such number of additional shares of Common Stock that may become available for purchase under the Plan and the Doyle Restricted Stock Grant in the event of certain changes in the outstanding shares of Common Stock, including, among other things, reorganizations, mergers, recapitalizations, restructurings, stock dividends, stock splits, reverse stock splits and reclassifications.

(2) Estimated in accordance with Rule 457(h) and Rule 457(c) solely for purposes of calculating the registration fee and based on the average of the high and low prices of the Common Stock of the Company on the NASDAQ National Market System on April 5, 1994 of $11.9375.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The following documents of Carl Karcher Enterprises, Inc., a California corporation (the "Company"), previously filed with the Securities and Exchange Commission are hereby incorporated by reference in the Registration Statement:

                 (i) The Company's Annual Report on Form 10-K for the year ended January 25, 1993 (File No. 0-10316) filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                 (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended May 17, 1993 (File No. 0-10316) filed pursuant to Section 13(a) of the Exchange Act;

                 (iii) The Company's Quarterly Report on Form 10-Q for the quarter ended August 9, 1993 (File No. 0-10316) filed pursuant to Section 13(a) of the Exchange Act;

                 (iv) The Company's Quarterly Report on Form 10-Q for the quarter ended November 1, 1993 (File No. 0-10316) filed pursuant to Section 13(a) of the Exchange Act;

                 (v) The Company's Current Report on Form 8-K (File No. 0-10316) dated September 7, 1993 filed pursant to Section 13 of the Exchange Act; and

                 (vi) The description of the Company's Common Stock set forth under the heading "Description of Registrant's Securities" in the Company's Registration Statement on Form 8-A (File No. 0-10316) filed with the Commission pursuant to the Exchange Act on April 12, 1982, together with any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.

                 All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.          DESCRIPTION OF SECURITIES.

                 Not applicable.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 None.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Pursuant to provisions of the California General Corporation Law, the Company's Articles of Incorporation include a provision (the "Provision") which eliminates the personal liability of its directors to the Company and its shareholders for monetary damages to the fullest extent permissible under California law. The Provision has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director,

(iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the Company or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (vi) under Section 310 of the California General Corporation Law (concerning contracts or transactions between the corporation and a director) or (vii) under Section 316 of the California General Corporation Law (directors' liability for improper dividends, loans and guarantees). The Provision does not eliminate liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the Board of Directors. Further, the Provision has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to the Company's shareholders for any violation of a director's fiduciary duty to the Company or its shareholders. Although the validity and scope of the legislation underlying the Provision have not yet been interpreted to any significant extent by the California courts, the Provision may relieve directors of monetary liability to the Company for grossly negligent conduct, including conduct in situations involving attempted takeovers of the Company.

                 The Company's Articles of Incorporation also include a section authorizing the Company to indemnify its officers, directors and other agents through bylaw provisions, agreements, vote of shareholders or disinterested directors or otherwise, to the full extent permitted by law. The Company's Bylaws permit the Company to indemnify its directors, officers, employees and other agents to the fullest extent permitted by law. The Bylaws and Articles of Incorporation expressly authorize the use of indemnity agreements. The Company's Bylaws and Articles of Incorporation may require the Company, among other things, to indemnify such directors, officers, employees and other agents against certain liabilities that may arise by reason of their status or service as directors, officers, employees or agents (other than liabilities from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' insurance.

                  Section 317 of the California General Corporation Law makes provisions for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933. The Company has entered into indemnification agreements with all of the directors and executive officers of the Company and its subsidiaries whereby the Company will indemnify each such person (an "Indemnitee") against certain claims arising out of certain past, present or future acts, omissions or breaches of duty committed by an Indemnitee while serving in his or her employment capacity. Such indemnification does not apply to acts or omissions which are knowingly fraudulent, deliberately dishonest or arise from willful misconduct. Indemnification will only be provided to the extent that the Indemnitee has not already received payment in respect of such claim from the Company or from an insurance company.

                 The Company also maintains a liability insurance policy that insures directors and officers against certain liabilities incurred by them in their capacities as such, or arising out of their status as such.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

                 Not Applicable.

ITEM 8.          EXHIBITS.

         4.1     Articles of Incorporation of the Company, filed as Exhibit
                 3-1 to the Registration Statement on Form S-1 (File
                 No. 2-73695).

         4.2 Bylaws of the Company, as amended, filed as Exhibit 3-2 to the Registration Statement on Form S-1 (File No. 2-73695).

          5.1    Opinion of Gibson, Dunn & Crutcher.

         24.1    Consent of Independent Accountants.

         24.2    Consent of Gibson, Dunn & Crutcher (included in Exhibit 5.1).

         25.1    Power of Attorney (included on Signature Pages).

         99.1    Form of 1993 Employee Stock Incentive Plan (the "Plan").

         99.2    Form of Incentive Stock Option Agreement.

         99.3    Form of Non-Qualified Stock Option Agreement.

         99.4    Form of Directors' Non-Qualified Stock Option Agreement.

         99.5 Restricted Stock Agreement dated as of January 6, 1993 by and between the Company and Donald E. Doyle.

ITEM 9.          UNDERTAKINGS.

                 The undersigned registrant hereby undertakes:

                 1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                 2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on April 11, 1994.

                                          CARL KARCHER ENTERPRISES, INC.


                                          By:   /s/ Donald E. Doyle
                                                -----------------------------

                                          Its:  President and Chief Executive
                                                -----------------------------
                                                Officer
                                                -----------------------------


                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald E. Doyle, Loren
C. Pannier and Richard C. Celio, each individually as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

      Signature                                              Title                                Date
/s/ Donald E. Doyle                     President, Chief Executive Officer and Director      April 11, 1994
- ------------------------------          (Principal Executive Officer)
        Donald E. Doyle

/s/ William P. Foley II                 Chairman of the Board                                April 11, 1994
- ------------------------------
      William P. Foley II

/s/ Carl N. Karcher                     Director and Chairman of the Board Emeritus          April 11, 1994
- ------------------------------
        Carl N. Karcher

/s/ Peter Churm                         Director                                             April 11, 1994
- ------------------------------
          Peter Churm

/s/ Daniel W. Holden                    Director                                             April 11, 1994
- ------------------------------
       Daniel W. Holden

/s/ Carl L. Karcher                     Director                                             April 11, 1994
- ------------------------------
       Carl L. Karcher

/s/ Daniel D. (Ron) Lane                Director                                             April 11, 1994
- ------------------------------
     Daniel D. (Ron) Lane

/s/ Kenneth O. Olsen                    Director                                             April 11, 1994
- ------------------------------
       Kenneth O. Olsen

/s/ Elizabeth A. Sanders                Director                                             April 11, 1994
- ------------------------------
     Elizabeth A. Sanders

/s/ Loren C. Pannier                    Senior Vice President, Chief Financial Officer       April 11, 1994
- ------------------------------          (Principal Financial Officer)
       Loren C. Pannier

/s/ Laurie A. Ball                      Vice President, Controller                           April 11, 1994
- ------------------------------          (Chief Accounting Officer)
        Laurie A. Ball

                               INDEX TO EXHIBITS

                Exhibit                                                                            Sequentially
                Number                                 Description                                Numbered Page
                -------    --------------------------------------------------------------         -------------
                  4.1      Articles of Incorporation of the Company, and amendments
                           thereto, filed as Exhibit 3-1 to the Registration Statement on
                           Form S-1 (File No. 2-73695).

                  4.2      Bylaws of the Company, as amended, filed as Exhibit 3-2 to the
                           Registration Statement on Form S-1 (File No. 2-73695).

                  5.1      Opinion of Gibson, Dunn & Crutcher.

                 24.1      Consent of Independent Accountants.

                 24.2      Consent of Gibson, Dunn & Crutcher (included in Exhibit 5.1).

                 25.1      Power of Attorney (included on Signature Pages).

                 99.1      Form of 1993 Employee Stock Incentive Plan

                 99.2      Form of Incentive Stock Option Agreement

                 99.3      Form of Non-Qualified Stock Option Agreement

                 99.4      Form of Directors' Non-Qualified Stock Option Agreement

                 99.5      Restricted Stock Agreement dated as of January 6, 1993 by and between the Company and Donald E. Doyle.